EXHIBIT 10.46

EXECUTION COPY

AMENDMENT NO. 4
TO LOAN AND SECURITY AGREEMENT

          AMENDMENT NO. 4, dated as of December 17, 2003 (this “Amendment”), to the Loan and Security Agreement, dated as of August 15, 2002, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of January 22, 2003, Amendment No. 2 to Loan and Security Agreement, dated as of February 24, 2003 and Amendment No. 3 to Loan and Security Agreement, dated as of July 31, 2003 (as so amended, the “Loan Agreement”), by and among, on the one hand, the lenders party thereto (each a “Lender” and collectively, the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation (f/k/a Foothill Capital Corporation), as the arranger and administrative agent for the Lenders (the “Agent”), and, on the other hand, FOSTER WHEELER FUNDING II LLC, a Delaware limited liability company (the “Borrower”).

          WHEREAS, the Borrower, the Agent and the Lenders desire to amend the Loan Agreement in accordance with the terms set forth herein;

          NOW THEREFOR, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Definitions. Any capitalized term used herein and not defined herein shall have the meaning assigned to it in the Loan Agreement.

2.     Amendments to Loan Agreement

2.1.     Financial Covenants.

(a)     Section 7.20(a)(i)(B) of the Loan Agreement is hereby amended in its entirety to read as follows:

                               “(B)     as of the end of any three-week period, the average amount of the weekly Collections (excluding (x) any Pass-Through Receipts and (y) any Excluded Amounts other than Retention Amounts) with respect to Borrower's Accounts during such three-week period to be less than $3,000,000;”.

2.2.     Schedules and Exhibits. (a) Schedule 3 to Exhibit C-1 is hereby deleted in its entirety and a new Schedule 3 to Exhibit C-1, in the form attached hereto as Annex I is hereby added to the Loan Agreement.

3.     Conditions.     The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent

(the date such conditions are fulfilled or waived by the Required Lenders is hereafter referred to as the “Amendment Effective Date”):

(a)     The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Amendment Effective Date shall be correct on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date).

(b)     No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date, or result from this Amendment becoming effective in accordance with its terms.

(c)     The Agent shall have received the Amendment Fee (as hereinafter defined) in immediately available funds.

(d)     The Agent and the Required Lenders shall have executed this Amendment and received a counterpart of this Amendment, which bears the signature of the Borrower.

(e)     The Guarantor shall have executed and delivered to the Agent an Acknowledgment and Consent in the form attached hereto as Exhibit A.

4.     Amendment Fee. The Borrower hereby agrees that, in consideration of the willingness of the Agent and the Required Lenders to enter into this Amendment, the Borrower shall pay to the Agent, for the benefit of the Lenders, a fee in the amount of $50,000 in immediately available funds (the “Amendment Fee”). The Amendment Fee (i) shall be fully earned by the Lenders and due and payable upon the execution by the Borrower of this Amendment and (ii) shall be non-refundable.

5.     Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a)     The representations and warranties herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Amendment Effective Date are correct on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and correct on and as of such date).

(b)     No Default or Event of Default has occurred and is continuing or would result from this Amendment becoming effective in accordance with its terms.

(c)     The Borrower (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified could not be expected to have a Material Adverse Change.

(d)     The execution, delivery and performance by the Borrower of this Amendment and the performance by the Borrower of the Loan Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary action, and (ii) do not and will not contravene the Borrower's Governing Documents.

(e)     The execution, delivery, and performance by the Borrower of this Amendment and the performance of the Loan Agreement, as amended by this Amendment, do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

(f)     This Amendment and the Loan Agreement, as amended by this Amendment, when executed and delivered by the Borrower will be the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

6.     Miscellaneous.

(a)     Continued Effectiveness of the Loan Agreement. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder”; or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the “Loan Agreement” , “thereto” , “thereof” , “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

 (b)     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(c)     Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

 (d)     Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(e)     Costs and Expenses. The Borrower agrees to pay on demand all reasonable fees, costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and any other related agreements, instruments and documents.

(f)     Amendment as Loan Document. The Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any representation or warranty made by the Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

(g)     No Waiver. This Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Loan Agreement or any other Loan Document and the Agent and the Lenders expressly reserve all of their rights and remedies under the Loan Agreement and the other Loan Documents, under applicable law or otherwise.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Borrower:

FOSTER WHEELER FUNDING II LLC, a Delaware limited liability company

By: /s/ Ryan J. Esko
Title: Treasurer

Agent and Lenders:

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and a Lender

By: /s/ Ronald R. Cote
Title: Vice President

Exhibit A

ACKNOWLEDGMENT AND CONSENT

     The undersigned, as Guarantor under the Guaranty (as defined in the Loan Agreement referred to in Amendment No. 4 to Loan and Security Agreement dated as of the date hereof (the “Amendment” , all terms defined therein being used herein as defined therein), to which this Acknowledgment and Consent is attached), hereby (i) acknowledges and consents to the Amendment and (ii) confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

Dated:	December 17, 2003

FOSTER WHEELER LTD.,
a Bermuda limited company
By	/s/ Ryan J. Esko__
Title: Treasurer

Annex I

SCHEDULE 3

Financial Covenants

1.	Minimum Collections.

At the end of the week ending _________, 20__, the average amount of weekly Collections (excluding any (a) Pass-Through Receipts and (b) any Excluded Amounts other than Retention Amounts) with respect to Borrower's Accounts during the Testing Period ending at the end of such week was not less than 40% of the Revolver Usage as of the end of such week; and

as of the end of any three-week period during the month ended _________, 20__, the average amount of the weekly Collections excluding any (a) Pass-Through Receipts and (b) any Excluded Amounts other than Retention Amounts) with respect to Borrower's Accounts during such three-week period was not less than $3,000,000.

2.	Dilution.

Dilution for the Borrower for the six-month period ending _________, 20__, the date of determination, is calculated as follows:

the aggregate dollar amount of bad debt write downs, discounts, advertising allowances, credits and other dilutive items with respect to the Accounts (exclusive of all Excluded Amounts) during the immediately preceding six-month period ending on the date of determination:
$___________
Borrower's Collections with respect to Accounts (exclusive of all Excluded Amounts and extraordinary items) during the immediately preceding six-month period ending on the date of determination:	$___________
Item (i) divided by the sum of Item (i) plus
Item (ii), expressed as a percentage = Dilution:	___________%
Dilution of the Borrower for the six-month period ending on the date of determination, is not greater than 18%.

3.	A/R Turnover Period.

The A/R Turnover Period of Borrower for the Fiscal Month ending _________, 20__, is calculated for such month as follows:

aggregate amount of Accounts (excluding all Excluded Amounts) as of the first day of such Fiscal Month:	$___________

aggregate amount of Collections with respect to Accounts (excluding all Excluded Amounts) during such Fiscal Month:	$___________

A fraction, the numerator of which is Item (i) and the denominator of which is Item (ii), times the number of days in such Fiscal Month = A/R Turnover Period:	______ days

The A/R Turnover Period of the Borrower for the Fiscal Month ending _________, 20__, is not greater than 80 days.

4.	Delinquency Ratio.

Delinquency Ratio of the Borrower, as of _________, 20__, the date of determination, is calculated as follows:

aggregate amount of all Accounts (excluding all Excluded Amounts) as to which payment, or any part thereof, remains unpaid for more than 90 days from the original invoice date:	$___________
aggregate amount of all Accounts (excluding all Excluded Amounts):	$___________
The ratio of Item (i) to Item (ii), expressed as a percentage = Delinquency Ratio:	___________%
Delinquency Ratio of the Borrower, as of __________, 20____, is not greater than 50%.

5.	Minimum Tangible Net Worth.

The Tangible Net Worth of Borrower, as of the last day of the month ending _________, 20__, is calculated as follows:

Borrower's total stockholder equity at book value:	$___________

all Intangible Assets of Borrower:	$___________

all of Borrower's prepaid expenses:	$___________

all amounts due to Borrower from Affiliates, calculated on a consolidated basis:	$___________

Item (i) minus the sum of (Item (ii) plus Item (iii) plus Item (iv)) = Tangible Net Worth:	$___________

The Tangible Net Worth of the Borrower, as of ___________, 20___, set forth above is not less than $5,000,000.

6.	Minimum EBITDA.

Consolidated Adjusted EBITDA for the four fiscal quarters ended ___________, is $_______________, which amount [is/is not] greater than or equal to the amount set forth in Section 7.20(b)(i) of the Loan Agreement for the corresponding period.

7.	Senior Debt Ratio.

The ratio of (i) Senior Debt to (ii) Consolidated Adjusted EBITDA for the four fiscal quarters ended ___________, is _____ to ______, which ratio [is/is not] less than or equal to the ratio set forth in Section 7.20(b)(ii) of the Loan Agreement for the corresponding period.

8.	Capital Expenditures.

No capital expenditures have been made or committed to be made by the Borrower.

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